Exhibit 14

DISTRIBUTION AGREEMENT

This DISTRIBUTION AGREEMENT (this “Agreement”), dated as of August 14, 2014, is entered into by and among Praesumo Partners, LLC, an Illinois limited liability company (“Praesumo”), Lowell Kraff, an individual (“Lowell”) and Byron Diamond Investments, LLC, a Delaware limited liability company (“BDI”).

WHEREAS, Praesumo holds shares of common stock, $0.01 par value per share (the “Diamond Shares”), of Diamond Resorts International, Inc., a Delaware corporation (“DRI”), 168,752 of which are held as nominee for BDI (the “Subject Shares”), pursuant to that certain Praesumo Nominee Agreement (BDI) dated July 17, 2013, by and among Praesumo, Lowell, Colman Kraff and BDI, a copy of which is attached hereto as Exhibit A (the “Nominee Agreement”); and

WHEREAS, the parties desire that Praesumo distribute the Subject Shares to BDI (the “Distribution”).

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Distribution. Praesumo hereby distributes the Subject Shares to BDI, including all of Praesumo’s right, title and interest therein and all of its rights with respect thereto.

2. Representations and Warranties of Praesumo. Praesumo represents and warrants to BDI as follows:

a. Organization and Authority; Enforceability. Praesumo is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Illinois, and has full power, right and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly and properly authorized by all requisite action in accordance with applicable law and with that certain Operating Agreement of Praesumo, dated as of January 1, 2004, by and among Praesumo, Lowell and Colman Kraff, and the Articles of Organization of Praesumo (together the “Praesumo Organizational Documents”), and Lowell, on behalf of Praesumo, has the power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to cause Praesumo to perform its obligations hereunder.

b. Title to Subject Shares. Praesumo is the record owner of the Subject Shares, free and clear of any liens that would affect the ability of Praesumo to distribute the Subject Shares to BDI. Upon the execution of this Agreement, BDI will acquire good and valid title to the Subject Shares, free and clear of any liens whatsoever, except for any restrictions pursuant to applicable United States federal and state and foreign securities laws.

3. Acknowledgement of Restriction on Transfer. BDI hereby acknowledges that the Subject Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and, therefore, the Subject Shares cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

4. Acknowledgement of Control of Subject Shares. Each of the parties hereto hereby acknowledges and agrees that (a) the Subject Shares are all subject to the Nominee Agreement; (b) in accordance with the Nominee Agreement, (i) the Subject Shares were acquired, and have at all times thereafter been held, by Praesumo, as the record holder, for the beneficial interest of BDI; (ii) from the time that the Subject Shares were originally acquired by Praesumo and at all times thereafter, BDI has been the beneficial owner of, and been entitled and subject to, all earnings, distributions, appreciation or depreciation in value, profits, losses, other tax incidents and all market and other economic risks associated with the ownership of the Subject Shares; and (iii) BDI has, and has at all times since Praesumo’s acquisition of the Subject Shares had, the sole authority to direct Praesumo to vote and take other actions with respect to the Subject Shares, subject only to limitations expressly set forth in the Nominee Agreement; and (c) full consideration for the Subject Shares was given by BDI at the time of, or prior to, Praesumo’s original acquisition of the Subject Shares, and no additional consideration for the Subject Shares is being paid by BDI in connection with the Distribution.

5. Consent and Waiver. Lowell hereby consents to the Distribution. Praesumo and Lowell hereby irrevocably waive any breach of or inconsistency with the Praesumo Organizational Documents and any other agreement which is in effect as of the date hereof, to the extent such breach or inconsistency results from or relates to the Distribution.

6. Miscellaneous.

a. Further Assurances. Each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

b. Representatives, Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legatees, legal representatives, successors and assigns.

c. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

d. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument. To the extent signed and delivered by means of a fax or other electronic transmission (including .pdf), this Agreement shall be treated in all manner and respect as an original agreement and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

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e. Entire Agreement. This Agreement, including the Exhibit hereto, supersedes all prior negotiations, agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Distribution Agreement as of the date set forth above.

PRAESUMO PARTNERS, LLC

By:	/s/ Lowell D. Kraff
Lowell D. Kraff, Manager

/s/ Lowell Kraff
Lowell Kraff

BYRON DIAMOND INVESTMENTS, LLC

By:	/s/ Marc Byron
Marc Byron, Manager

[Signature Page to Distribution Agreement]

EXHIBIT A

Nominee Agreement

Attached

Exhibit A

PRAESUMO NOMINEE AGREEMENT (BDI)

THIS PRAESUMO NOMINEE AGREEMENT (BDI) (this “Agreement”) is dated July 17, 2013 by and between Lowell Kraff, Colman Kraff, Praesumo Partners, LLC (“Praesumo”) and Byron Diamond Investments, LLC (“BDI”).

R E C I T A L S

WHEREAS, Lowell Kraff and Colman Kraff are the members of Praesumo;

WHEREAS, Praesumo owns 33 1⁄3% of 1818 Partners, LLC (“1818 Partners”);

WHEREAS, 1818 Partners owns 32.711 Class A Units of Diamond Resorts Parent, LLC (“DRP”);

WHEREAS, 1818 Partners is, or will be as of the consummation of the IPO (as defined below), a party to that certain Call Option Agreement effective as of July 21, 2011 (the “Silver Rock Call Option”) by and among (i) Silver Rock Financial LLC, a Delaware limited liability company, IN-FP1 LLC, a Delaware limited liability company, BDIF LLC, a Delaware limited liability company, CM-NP LLC, a Delaware limited liability company, (ii) 1818 Partners, (iii) solely for the purposes of Sections 4(b) and 8 thereof, the Equityholders (as defined therein) and (iv) solely for the purposes set forth in Sections 7, 8 and 9 thereof, DRP;

WHEREAS, 1818 Partners is, or will be as of the consummation of the IPO, a party to that certain Call Option Agreement effective as of July 21, 2011 (the “Guggenheim Call Option”) by and among (i) DRP Holdco, LLC, a Delaware limited liability company, (ii) 1818 Partners, (iii) solely for the purposes of Sections 4(b) and 8 thereof, the Equityholders (as defined therein) and (iv) solely for the purposes set forth in Sections 7, 8 and 9 thereof, DRP;

WHEREAS, Diamond Resorts International, Inc., a Delaware corporation (“DRI”), is contemplating an initial public offering of its common stock, $0.01 par value per share (the “Common Stock”) (such an initial public offering, the “IPO”);

WHEREAS, prior to the IPO, in contemplation of, and as part of a single transaction with the IPO, DRI, DRP, 1818 Partners and the other members of DRP (collectively, the “Exchanging Members”), along with certain other individuals and entities that will not be members of DRP at the time of the LLC Exchange (as defined below), are entering into that certain Exchange Agreement dated as of the date hereof and effective immediately prior to the IPO, pursuant to which the Exchanging Members will transfer their respective Class A and Class B Units of DRP to DRI in exchange for shares of Common Stock (the “LLC Exchange”);

WHEREAS, prior to the LLC Exchange, in contemplation of, and as part of a single transaction with the LLC Exchange and the IPO, 1818 Partners will distribute 10.904 Class A Units of DRP (the “Praesumo DR Equity”) to Praesumo pursuant to that certain Distribution Agreement dated the date hereof (the “Distribution Agreement”) with Praesumo and 1818 Partners’ other members;

WHEREAS, BDI is entitled to the economic risks and benefits of 40% of the Praesumo DR Equity (such 40% being 4.36 Class A Units of DRP) and 40% of the Common Stock to be issued to Praesumo in exchange for the Praesumo DR Equity pursuant to the Exchange Agreement (such 40% portions, collectively, the “BDI DR Equity”);

WHEREAS, Lowell Kraff is entitled to the economic risks and benefits of the other 60% of the Praesumo DR Equity (such 60% being 6.542 Class A Units of DRP) and the other 60% of Common Stock to be issued to Praesumo in exchange for the Praesumo DR Equity pursuant to the Exchange Agreement;

WHEREAS, Praesumo desires to memorialize that it holds the BDI DR Equity as nominee for BDI;

WHEREAS, BDI is entitled to the economic risks and benefits of (i) 40% of Praesumo’s portion of the equity of DRP and/or Common Stock acquired by 1818 Partners pursuant to the Silver Rock Call Option and distributed to Praesumo, if any, and (ii) 40% of Praesumo’s portion of the equity of DRP and/or Common Stock acquired by 1818 Partners pursuant to the Guggenheim Call Option and distributed to Praesumo, if any (both such 40% portions, collectively, the “BDI Call Option Equity”);

WHEREAS, Lowell Kraff is entitled to the economic risks and benefits of (i) the other 60% of Praesumo’s portion of the equity of DRP and/or Common Stock acquired by 1818 Partners pursuant to the Silver Rock Call Option and distributed to Praesumo, if any, and (ii) the other 60% of Praesumo’s portion of the equity of DRP and/or Common Stock acquired by 1818 Partners pursuant to the Guggenheim Call Option and distributed to Praesumo, if any;

WHEREAS, Praesumo desires to memorialize that it will hold the BDI Call Option Equity, if any, as nominee for BDI;

WHEREAS, Colman Kraff is not entitled to the economic risks and benefits of any portion of the Praesumo DR Equity or Praesumo’s portion of the equity of DRP and/or Common Stock acquired by 1818 Partners pursuant to the Silver Rock Call Option or the Guggenheim Call Option and has no rights or obligations thereunder; and

WHEREAS, Colman Kraff will acknowledge that he is not entitled to the economic risks and benefits of any portion of the Praesumo DR Equity or Praesumo’s portion of the equity of DRP and/or Common Stock acquired by 1818 Partners pursuant to the Silver Rock Call Option or the Guggenheim Call Option and has no rights or obligations thereunder.

A G R E E M E N T

1. Incorporation of Recitals. The recitals set forth above are hereby incorporated into and made a part of this Agreement.

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2. Acknowledgment of Nominee. The parties acknowledge that Praesumo is holding the BDI DR Equity as nominee for BDI and shall hold the BDI Call Option Equity, if any, as nominee for BDI.

3. Beneficial Ownership. BDI is and shall be entitled to all earnings, distributions, appreciation or depreciation in value, profits, losses and other tax incidents associated with the ownership of the BDI DR Equity and of the BDI Call Option Equity, if any, and is and shall be in all respects the equitable owner thereof.

4. No Beneficial Interest. Praesumo is acting solely as nominee of BDI, and accordingly the members, successors and assigns of Praesumo shall have no beneficial interest in the BDI DR Equity or the BDI Call Option Equity, if any.

5. Direction. Praesumo will deal with the BDI DR Equity and the BDI Call Option Equity, if any, in compliance with directions that BDI may from time to time give to Praesumo, and Praesumo shall take all actions with respect to the BDI DR Equity and the BDI Call Option Equity, if any, solely as directed by BDI, subject to (a) any operating agreement of Praesumo, (b) any requirements and restrictions on the BDI DR Equity or BDI Call Option Equity, if any, including but not limited to the requirements and restrictions set forth in (1) that certain Stockholders’ Agreement of DRI, by and among DRI, Praesumo and the other stockholders of DRI party thereto, (2) that certain lock-up letter agreement between Praesumo and Credit Suisse Securities (USA) LLC, or (3) any DRI policies applicable to Praesumo concerning the disposition of securities of DRI, including the Insider Trading Compliance Policy of DRI, and (c) any other limitation or obligation imposed by applicable law or contract, including any applicable obligations under Sections 13(d) and 16 of the Securities Exchange Act of 1934, as amended.

6. No Compensation. Praesumo shall serve as nominee pursuant to this Agreement without compensation.

7. Distributions and Information. If Praesumo receives any distribution of cash or other property by reason of its record ownership of the BDI DR Equity or the BDI Call Option Equity, if any, or any distribution of the BDI DR Equity or the BDI Call Option Equity, if any, or other equity issued in exchange or redemption therefor, Praesumo shall promptly forward such cash, other property or equity to BDI. Praesumo shall promptly provide BDI with copies of such information as Praesumo may receive from time to time regarding the BDI DR Equity and the BDI Call Option Equity, if any, including but not limited to copies of any Schedules K-1 and such other information as may be necessary or appropriate to enable Praesumo and BDI to prepare their income tax returns.

8. Pre-Emptive Rights. If 1818 or Praesumo is afforded the opportunity to purchase additional equity of DRP or DRI by reason of 1818 Partners’ record ownership of the BDI DR Equity or of the BDI Call Option Equity, if any, Praesumo shall afford BDI the opportunity to purchase from (or through) Praesumo such portion of the additional equity of DRP or DRI as is attributable to BDI’s relative beneficial ownership of the BDI DR Equity or the BDI Call Option Equity, if any.

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9. Colman Kraff Acknowledgement. Colman Kraff hereby acknowledges and agrees that he is not entitled to the economic risks and benefits of any portion of the Praesumo DR Equity or Praesumo’s portion of the equity of DRP and/or Common Stock acquired by 1818 Partners pursuant to the Silver Rock Call Option or the Guggenheim Call Option and has no rights or obligations thereunder.

10. Indemnification. BDI shall indemnify and hold harmless Praesumo from and against any losses, claims, expenses or damages, including reasonable attorneys’ fees and costs, suffered or incurred by Praesumo by reason of its acting as nominee pursuant to this Agreement.

11. Miscellaneous. From time to time after execution of this Agreement, the parties shall execute and deliver such additional instruments and documents and take such other actions as may be reasonably requested by the other parties to implement the provisions of this Agreement. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to its choice of law provisions. This Agreement constitutes the entire understanding and agreement of the parties with respect to its subject matter and supersedes all prior and contemporaneous agreements or understandings, written or oral, among the parties with respect to such subject matter. This Agreement may be executed in counterparts and delivered by facsimile or electronic mail, each of which shall be deemed an original and all of which, when taken together, shall be deemed to be one Agreement.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have executed this Praesumo Nominee Agreement (BDI) effective as of the date set forth above.

Lowell Kraff

Colman Kraff

PRAESUMO PARTNERS, LLC

By:

Lowell Kraff, Managing Member

BYRON DIAMOND INVESTMENTS, LLC

By:
Marc Byron, Manager

IN WITNESS WHEREOF, the parties hereto have executed this Praesumo Nominee Agreement (BDI) effective as of the date set forth above.

Lowell Kraff

Colman Kraff

PRAESUMO PARTNERS, LLC

By:
Lowell Kraff, Managing Member

BYRON DIAMOND INVESTMENTS, LLC

By:
Marc Byron, Manager

IN WITNESS WHEREOF, the parties hereto have executed this Praesumo Nominee Agreement (BDI) effective as of the date set forth above.

Lowell Kraff

Colman Kraff

PRAESUMO PARTNERS, LLC

By:
Lowell Kraff, Managing Member

BYRON DIAMOND INVESTMENTS, LLC

By:

Marc Byron, Manager